POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each officer or director of KeySpan Corporation(the "Corporation") whose signature appears below constitutes and appoints Craig G. Matthews and Robert R. Wieczorek, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Corporation's Registration Statement on Form S-8 relating to the shares of the Corporation's Common Stock issuable under the Corporation's Long- Term Performance Incentive Compensation Plan and to sign any and all amendments (including post-effective amendments) and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



Dated:    May 14, 1999                  /s/ Lilyan H. Affinito
                                        -----------------------
                                        LILYAN H. AFFINITO

                                  RESOLUTIONS

      RESOLVED, That the Long-Term Performance Incentive Plan (the "Incentive Plan") in the form presented to the Board and filed with the records of this meeting be, and the same hereby is, approved and adopted;

      RESOLVED, That the Incentive Plan be submitted to shareholders of the Corporation for approval at the 1999 Annual Meeting of Shareholders with a recommendation that it be approved, ratified and confirmed;

      RESOLVED, That the proper officers of the Corporation are, authorized, empowered and directed in the name and on behalf of the Corporation to execute and deliver any and all such documents, certificates, instruments, agreements, or regulatory filing, including any amendments, modifications, or supplements thereto, and to take all such further action as any such officer or other such authorized person deems necessary, proper, convenient, or desirable in order to carry out the foregoing resolutions and to effectuate the purposes and intents thereof, the taking of any such action to be conclusive evidence of the approval thereof by the directors of the Corporation; and

      FURTHER RESOLVED, That each of the Chairman, Chief Executive Officers, President, any Senior Vice President or any Vice President of the Corporation shall be considered a proper officer of the Corporation for the purposes of each of the foregoing resolutions.

Dated:    March 30, 1999